Exhibit 99.1

AeroGrow Announces New Board Members

Boulder, CO – July 2, 2008 - AeroGrow International, Inc. (NASDAQ:AERO - News) ("AeroGrow" or the "Company"), makers of the AeroGarden® line of indoor gardening products, announced that it has appointed four new members to its Board of Directors, Linda Graebner, Peter Michel, Suresh Kumar and Michael Dingman, Jr., bringing significant additional depth and breadth of experience to its Board.

Linda Graebner is a veteran consumer products and direct marketing executive. In her role as President and CEO of Tilia Inc., she transformed a small ($9 million revenue), unprofitable and insolvent company into a leading manufacturer of premier lines of small electric kitchen appliances (FoodSaver® and VillaWare® brands). She built a virtually unknown product, the FoodSaver® Vacuum Sealing System, into the fourth largest category in small electric appliances at revenues in excess of $200 million. She managed the sale of this privately held company to Jarden Corporation (NYSE) in 2002 in a $185 million cash transaction. Recognized as an expert in the housewares industry, Linda has served on multiple boards, including Bradshaw International Inc., Wine.com, Inc., the Association of Corporate Growth, and Pacific Community Ventures, and as Chairman of the International Housewares Association.

Peter Michel has extensive experience in leading and rapidly growing a wide range of product and service companies. Mr. Michel is currently the President and CEO of iSECUREtrac Corporation, a leading provider of electronic monitoring systems.  He has led four companies as CEO, including Brink's Home Security. During his tenure there, Mr. Michel transformed the company from a $26 million security firm to a $258 million leader in high-tech home protection services, supporting over 700,000 households in more than 100 markets and 42 states. Mr. Michel established Brink's Home Security as the industry's service and quality leader and achieved record operating profits for 12 years in a row. Earlier in his career, Mr. Michel refined his skills in general management, strategy and marketing as a top strategic planner for Penn Central, American Standard and Gulf Oil. Mr. Michel has chaired five not-for-profit boards and served as Chairman of the Homeland Security Advisory Council of the Security Industry Association. His public sector experience includes serving as a policy-level executive in the Federal government, including time on the White House Staff.

Suresh Kumar is a proven leader in international business with decades of international consumer product experience.  Suresh has served as Advisor and Consultant to the Clinton Foundation and the Bill & Melinda Gates Foundation, working closely with the principals and governments to establish private-public partnerships that stimulate international economic development.  He is currently President and CEO of KaiZen Innovation, a management advisory firm that specializes in installing global marketing processes and programs. Previously, he served as Distinguished Executive-in-Residence at the Thunderbird School of Global Management. Between 1999 and 2004 he served as Head of Worldwide Consumer Pharmaceuticals for Johnson & Johnson, where he worked with brands such as Tylenol®, Motrin® and Imodium® and is credited with turning around the emerging markets business.  Previously, he led consumer healthcare, confectionery and shaving products businesses for Warner Lambert/Pfizer Company as Vice President of Consumer Products for Latin America and Asia.   He has also been in leading positions internationally for Levi-Strauss & Co., Unilever and the Colgate-Palmolive Company.

Michael D. Dingman, Jr. is a financial, capital requirements, budgeting and investor relations professional, having served as CFO of multiple rapidly growing public and private companies in the telecom and e-commerce industries.  Mr. Dingman currently serves as Chief Investment Administration Officer for Spencer Track & Co, a venture capital firm based in New York City.  From June 2006 to July 2007, Mr. Dingman was CFO of Local Matters, Inc., a pre-IPO software and media services company supporting yellow pages and delivery assistance providers. From September 2000 until April 2006, Mr. Dingman served as the CFO of Intrado Inc., a provider of 911 information services and systems to telecommunications companies. Prior to joining Intrado, from March 1999 to August 2000, Mr. Dingman had been the CFO and Treasurer of Internet Commerce and Communication (formerly RMI NET, Inc.).  Mr. Dingman's prior work experience includes five years of banking in merger and acquisitions with Lazard Freres in New York during the late 1980s, three years as an independent consultant specializing in debt restructuring and workouts during the early 1990s and five years as an investment advisor specializing in corporate retirement plans and high-net-worth accounts.

 “We almost tripled in size last year, and need the talents and skill sets of our Board of Directors to keep pace with our growth and changes,” said Jerry Perkins, CEO of AeroGrow.  “Linda, Michael, Suresh and Peter have successfully led companies and divisions through these hyper-growth periods and transitioned them into profitable leaders in their categories.  With Linda’s direct experience in the Housewares industry, Peter’s experience in managing an explosive growth, brand-oriented company, Suresh’s broad, international and consumer products background and Michael’s deep financial and public company experience, we’re adding four diverse, powerful contributors to our already strong Board.”

Two Board members, Ken Leung and Dennis Channer, have retired after excellent records of service and we thank them for their many contributions.  The current Board is made up of Michael Bissonnette, Chairman, Jerry Perkins, President and CEO, Jack Walker, Peter Michel, Suresh Kumar, Linda Graebner and Michael Dingman, Jr.  Michael Dingman will now serve as Chairman of the Audit Committee and Jack Walker as the Chairman of Governance.

About AeroGrow International, Inc.

Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden® line of indoor gardening products. AeroGardens feature  dirt-free aeroponic technology, allowing anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

CONTACTS:

Corporate	Investor
John Thompson	Budd Zuckerman
AeroGrow International, Inc	Genesis Select Corporation
(303) 444-7755	(303) 415-0200
john@aerogrow.com	bzuckerman@genesisselect.com

FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Michael Bissonnette, Jerry Perkins, and/or the Company, statements regarding growth of the AeroGarden product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the kitchen garden appliance market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.